FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of October 6, 2014 (the “Amendment Date”), is entered into between Action Sports Media, Inc., a Nevada corporation with its principal executive office at 6613 Corte Real, Carlsbad, CA 92009 (the “Company”), and Premier Venture Partners, LLC, a California limited liability company (the “Investor”), with its principal executive officers at 4221 Wilshire Blvd., Suite 355, Los Angeles, CA 90010.

RECITALS

A.             The parties have previously entered into that $5,000,000 Registration Rights Agreement (the “Agreement”) dated July 24, 2014;

B.             The Parties would like to modify some of the terms of the Agreement, including among other items, the amount of Commitment Shares (as that term is defined in the Agreement) that must be delivered by the Company to the Investor under the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1.              All capitalized terms not defined herein shall have the same definition as provided in the Agreement.

2.              The Definition of “First Purchase Registration Statement” shall be added to the definitions in Section 1.1 (in alphabetical order) of the Agreement as follows:

““First Purchase Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the resale of the Conversion Shares deliverable pursuant to the conversion into Common Shares of the (i) First Purchase Shares and (ii) any Common Shares issued or issuable with respect to such Common Shares, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act. Notwithstanding anything in this Agreement to the contrary, the First Purchase Registration Statement may only be filed after the Effective Date and after being eligible for and the actual filing of all required forms under Exchange Act Rule 15c2-11 with FINRA.”

3.              The Definition of “Registrable Securities” as defined in Section 1.1 of the Agreement is amended and restated as follows:

““Registrable Securities” means the Conversion Shares deliverable to the Investor pursuant to the conversion into Common Shares of (i) one half of the Commitment Shares and (ii) any Common Shares issued or issuable with respect to such Common Shares, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.”

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4.              The following shall be inserted as Section 2.3 of the Agreement is amended and restated as follows:

“The Company shall use all commercially reasonable efforts to, within thirty (30) days of the later of (a) the Effective Date and (b) the date that the Company is eligible for and all required forms under Exchange Act Rule 15c2-11 have been filed with FINRA, file with the SEC the First Purchase Registration Statement on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale by the Investor of the First Purchase Shares which such registration statement shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such registration statement also covers such indeterminate number of additional shares of Common Shares as may become issuable upon stock splits, stock dividends or similar transactions.”

5.              Other than as specified above, all other terms of the Agreement remain unchanged and the parties agree that the Agreement, as amended by this Amendment continues in full force and effect and all of the parties’ obligations thereunder are in all respects ratified and confirmed hereby.

IN WITNESS WHEREOF, the parties have caused this First Amendment to Registration Rights Agreement to be duly executed by their respective authorized representatives as of the Amendment Date.

“COMPANY”:	“INVESTOR”:
Action Sports Media, Inc., a Nevada corporation By: ________________________ Name: ________________________ Title: ________________________	Premier Venture Partners, LLC, a California limited liability company By: ________________________ Name: ________________________ Title: ________________________

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